Exhibit 99.1

PRESS RELEASE

Sun Microsystems Reports Final Results for Full Fiscal Year and Fourth Quarter 2008

Announces Additional $1 Billion Share Repurchase Authorization

SANTA CLARA, Calif. – August 1, 2008 – Sun Microsystems, Inc. (NASDAQ: JAVA) reported results today for its full fiscal year and fourth quarter, which ended June 30, 2008.

For the full fiscal year, Sun reported revenues of $13.880 billion, an increase of 0.1 percent over fiscal year 2007. Revenues for the fourth quarter of fiscal 2008 were $3.780 billion, a decrease of 1.4 percent from $3.835 in the fourth quarter of fiscal 2007. Total gross margin as a percent of revenues for the full fiscal year was 46.5 percent, an increase of 1.3 percentage points over fiscal year 2007. Gross margin for the fourth quarter of fiscal 2008 was 44.3 percent, a decrease of 2.9 percentage points from the fourth quarter of fiscal 2007.

Net income on a GAAP basis for the full fiscal year was $403 million, or $0.49 per share on a diluted basis, as compared with net income of $473 million, or $0.52 per share on a diluted basis, for fiscal year 2007. Net income for the fourth quarter of fiscal 2008 was $88 million, or $0.11 per share on a diluted basis, as compared with net income of $329 million, or $0.36 per share on a diluted basis, for the fourth quarter of fiscal 2007.

Non-GAAP net income for the full fiscal year was $1.101 billion, or $1.34 per share on a diluted basis, as compared with non-GAAP net income of $1.003 billion, or $1.11 per share on a diluted basis, for fiscal year 2007. Non-GAAP net income for the fourth quarter of fiscal 2008 was $275 million, or $0.35 per share on a diluted basis, as compared with non-GAAP net income of $458 million, or $0.50 per share on a diluted basis, for the fourth quarter of fiscal 2007. Non-GAAP net income excludes purchased-in-process research and development, amortization of acquisition related intangibles, stock-based compensation, restructuring and related impairment of long-lived assets, net gain or loss on equity investments, settlement income and the tax effect of these non-GAAP adjustments.

Cash generated from operations for the full fiscal year was $1.3 billion, and the cash and marketable debt securities balance at the end of the year was approximately $3.3 billion.

“On a year-over-year basis, we saw significant improvements across a number of key operating metrics ranging from gross margins to non-GAAP earnings per share and cash flow from operations,” said Jonathan Schwartz, CEO of Sun Microsystems. “Despite this progress and strong growth in international geographies, slowing performance in the U.S. impacted top line revenue growth. Looking forward, we remain confident in open source innovation as the accelerant to our growth strategy through increased adoption of our open source offerings – from the OpenSolarisTM operating system and the MySQLTM database to the Lustre TM and ZFSTM storage systems, the foundation of our open storage platforms.”

Full Fiscal Year & Fourth Quarter 2008 Highlights:

•

On an annual basis, Sun improved gross margins by 1.3 percentage points, decreased total R&D and SG&A expenses by $70 million, improved non-GAAP net income per share on a diluted basis by 21 percent and increased cash flow from operations by $371 million.

•	Sun reported double-digit annual revenue growth in key international markets including Brazil, India, Russia and Greater China.

•	Global demand for MySQL continued to accelerate, with billings growth in the fourth quarter of over 44 percent year-over-year.

•

Sun’s energy-efficient, SolarisTM -based Chip Multi-Threading (CMT) systems delivered 61 percent year-over-year billings growth in Q4, and for fiscal year 2008 was a $1.1 billion dollar business for Sun.

•

ZFS, the foundation of Sun’s Open Storage product line, saw increased adoption across the globe during the quarter, and along with the Sun FireTM x4500 server – the world’s first hybrid server/storage data server – helped customers reduce costs through the use of open source software on industry standard systems.

During the fourth quarter, Sun continued to leverage its cash position, spending $464 million to repurchase 35.7 million shares of its common stock. Currently, $36 million remains of the $3 billion share repurchase program announced in Sun’s fourth quarter of fiscal 2007. Sun also announced today that its Board of Directors authorized an additional repurchase of up to $1 billion of the company’s outstanding common shares. For more information about this share repurchase, please see the press release issued by Sun today which can be found at www.sun.com/investors.

Sun has scheduled a conference call today to discuss its financial results for the full fiscal year and fourth quarter 2008 at 5:00 a.m. (PT) / 8:00 a.m. (ET), which is being broadcast live at www.sun.com/investors.

About Sun Microsystems, Inc.

Sun Microsystems develops the technologies that power the global marketplace. Guided by a singular vision – “The Network is the ComputerTM” – Sun drives network participation through shared innovation, community development and open source leadership. Sun can be found in more than 100 countries and on the Web at http://sun.com.

This press release contains forward-looking statements regarding the future results and performance of Sun Microsystems, Inc., including statements regarding Sun’s confidence in open source innovation as the accelerant to its growth strategy, the rate of adoption of Sun’s open source offerings and the offerings constituting the foundation of Sun’s open storage platforms. These forward-looking statements involve risks and uncertainties and actual results could differ materially from those predicted in any such forward-looking statements. Factors that could cause Sun’s actual results to differ materially from those contained in such forward-looking statements include: risks associated with developing, designing, manufacturing and distributing new products; lack of success in technological advancements; pricing pressures; lack of customer acceptance and implementation of new products and technologies; the possibility of errors or defects in new products; a material acquisition, restructuring or other event that results in significant charges; competition; adverse business conditions; failure to retain key employees; the cancellation or delay of projects; Sun’s reliance on single-source suppliers; risks associated with Sun’s ability to purchase a sufficient amount of components to meet demand; inventory risks; risks associated with Sun’s international customers and operations; delays in product development; Sun’s dependence on significant customers and specific industries; and Sun’s dependence on channel partners. Please also refer to Sun’s periodic reports that are filed from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2007, December 30, 2007 and March 30, 2008. Sun assumes no obligation to, and does not currently intend to, update these forward-looking statements.

To supplement Sun’s financial results presented in accordance with GAAP, Sun provides non-GAAP net income and non-GAAP net income per share on a diluted basis. The presentation of these non-GAAP financial measures should be considered in addition to Sun’s GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Sun’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Sun’s performance by excluding certain gains, losses and charges that may not be indicative of Sun’s core business operating results. Sun believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Sun’s performance. These non-GAAP financial measures also facilitate comparisons to Sun’s historical performance and its competitors’ operating results. Sun includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. Non-GAAP measures are reconciled to comparable GAAP measures in the table entitled “Calculation of Non-GAAP Net Income” following the text of this press release.

#     #     #

Sun, Sun Microsystems, the Sun logo, OpenSolaris, MySQL, Lustre, ZFS, Solaris, Sun Fire and The Network Is The Computer are trademarks or registered trademarks of Sun Microsystems, Inc. or its subsidiaries in the United States and other countries.

Investor Contact:

Ron Pasek

650-786-8008

ron.pasek@sun.com

Press Contact:

Kristi Rawlinson

650-786-6933

kristi.rawlinson@sun.com

Industry Analyst Contact:

Kathy Engle

415-294-4368

kathy.engle@sun.com

SUN MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in millions, except per share amounts)

	Three Months Ended			Fiscal Years Ended
	June 30, 2008	June 30, 2007		June 30, 2008	June 30, 2007
Net revenues:
Products	$2,386	$2,492		$8,618	$8,771
Services	1,394	1,343		5,262	5,102

Total net revenues	3,780	3,835		13,880	13,873
Cost of sales:
Cost of sales-products (1)	1,372	1,312		4,668	4,811
Cost of sales-services (1)	735	711		2,757	2,797

Total cost of sales	2,107	2,023		7,425	7,608

Gross margin	1,673	1,812		6,455	6,265
Operating expenses:
Research and development (1)	468	514		1,834	2,008
Selling, general and administrative (1)	1,032	958		3,955	3,851
Restructuring charges and related impairment of long-lived assets	104	15		263	97
Purchased in-process research and development	6	—		31	—

Total operating expenses	1,610	1,487		6,083	5,956

Operating income	63	325		372	309
Gain on equity investments, net	10	1		32	6
Interest and other income, net	16	59		161	214
Settlement income	45	—		45	54

Income before income taxes	134	385		610	583
Provision for income taxes	46	56		207	110

Net income	$88	$329		$403	$473

Net income per common share-basic	$0.11	$0.37	(2)	$0.50	$0.54	(2)

Net income per common share-diluted	$0.11	$0.36	(2)	$0.49	$0.52	(2)

Shares used in the calculation of net income per common share-basic	772	889	(2)	809	883	(2)

Shares used in the calculation of net income per common share-diluted	776	908	(2)	822	902	(2)

(1) Includes stock-based compensation expense as follows:

Cost of sales-products	$4	$3		$12	$13
Cost of sales-services	$10	$8		$38	$31
Research and development	$20	$14		$67	$64
Selling, general and administrative	$23	$23		$97	$106

(2)	Amounts have been restated to reflect the one-for-four reverse stock split effective November 12, 2007.

SUN MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

	June 30, 2008	June 30, 2007 (1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,272	$3,620
Short-term marketable debt securities	429	962
Accounts receivable, net	3,019	2,964
Inventories	680	524
Deferred and prepaid tax assets	372	200
Prepaid expenses and other current assets, net	1,218	1,058

Total current assets	7,990	9,328
Property, plant and equipment, net	1,611	1,533
Long-term marketable debt securities	609	1,360
Goodwill	3,215	2,514
Other acquisition-related intangible assets, net	566	633
Other non-current assets, net	477	470

	$14,468	$15,838

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,387	$1,381
Accrued payroll-related liabilities	734	842
Accrued liabilities and other	1,105	961
Deferred revenues	2,236	2,047
Warranty reserve	206	220

Total current liabilities	5,668	5,451
Long-term debt	1,265	1,264
Long-term deferred revenues	683	659
Other non-current obligations	1,264	1,285
Total stockholders’ equity	5,588	7,179

	$14,468	$15,838

(1)	Derived from audited financial statements.

SUN MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in millions)

	Fiscal Years Ended
	June 30, 2008	June 30, 2007
Cash flows from operating activities:
Net income	$403	$473
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	476	517
Amortization of acquisition-related intangible assets	310	313
Stock-based compensation expense	214	214
Purchased in-process research and development	31	—
Gain on investments and other, net	(68)	(42)
Impairment of long-lived assets	—	16
Tax provisions for employee stock plans	—	29
Deferred taxes	2	74
Changes in operating assets and liabilities:
Accounts receivable, net	(9)	(241)
Inventories	(148)	(6)
Prepaid and other assets, net	(295)	(191)
Accounts payable	(15)	(8)
Other liabilities	428	(190)

Net cash provided by operating activities	1,329	958

Cash flows from investing activities:
Decrease (increase) in restricted cash	17	(5)
Purchases of marketable debt securities	(1,333)	(3,088)
Proceeds from sales of marketable debt securities	1,550	1,335
Proceeds from maturities of marketable debt securities	1,058	725
Proceeds from sales of equity investments, net	32	16
Purchases of property, plant and equipment, net	(520)	(488)
Proceeds from sales of property, plant and equipment	79	451
Payments for acquisitions, net of cash acquired	(949)	(23)

Net cash used in investing activities	(66)	(1,077)

Cash flows from financing activities:
Purchase of common stock call options	—	(228)
Sale of common stock warrants	—	145
Purchase of common stock under 2007 Stock Repurchase Plan	(2,764)	(200)
Proceeds from issuance of options and ESPP purchases, net	177	244
Proceeds from issuance of convertible notes, net	—	692
Principal payments on borrowings and other obligations	(24)	(483)

Net cash (used in) provided by financing activities	(2,611)	170

Net decrease in cash and cash equivalents	(1,348)	51
Cash and cash equivalents, beginning of period	3,620	3,569

Cash and cash equivalents, end of period	$2,272	$3,620

SUN MICROSYSTEMS, INC.

CALCULATION OF NON-GAAP NET INCOME

(unaudited)

(in millions, except per share amounts)

	Three Months Ended		Fiscal Years Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Calculation of non-GAAP net income:
GAAP net income	$88	$329	$403	$473
Purchased in-process research and development	6	—	31	—
Amortization of acquisition related intangibles	86	74	310	313
Stock-based compensation	57	48	214	214
Restructuring and related impairment of long-lived assets	104	15	263	97
Gain on equity investments, net	(10)	(1)	(32)	(6)
Settlement income	(45)	—	(45)	(54)
Tax effect of non-GAAP adjustments	(11)	(7)	(43)	(34)

Non-GAAP net income	$275	$458	$1,101	$1,003

Diluted non-GAAP net income per share	$0.35	$0.50	$1.34	$1.11

Shares used in the calculation of non-GAAP net income per common share – diluted	776	908	822	902

SUN MICROSYSTEMS, INC.

OPERATIONS ANALYSIS – CONSOLIDATED (UNAUDITED)

STATEMENTS OF OPERATIONS	FY 2008					FY 2007					FY 2006
(in millions except per share amounts)	Q1	Q2	Q3	Q4	FY08	Q1	Q2	Q3	Q4	FY07	Q4	FY06
NET REVENUES
Products	1,980	2,249	2,003	2,386	8,618	1,959	2,260	2,060	2,492	8,771	2,524	8,371
Services	1,239	1,366	1,263	1,394	5,262	1,230	1,306	1,223	1,343	5,102	1,304	4,697

TOTAL	3,219	3,615	3,266	3,780	13,880	3,189	3,566	3,283	3,835	13,873	3,828	13,068
Growth vs. prior year (%)	0.9%	1.4%	-0.5%	-1.4%	0.1%	17.0%	6.9%	3.3%	0.2%	6.2%	28.7%	18.0%
Growth vs. prior quarter (%)	-16.1%	12.3%	-9.7%	15.7%		-16.7%	11.8%	-7.9%	16.8%		20.5%

COST OF SALES
Products	1,029	1,161	1,106	1,372	4,668	1,123	1,228	1,148	1,312	4,811	1,486	4,827
Services	629	701	692	735	2,757	678	734	674	711	2,797	703	2,612

TOTAL	1,658	1,862	1,798	2,107	7,425	1,801	1,962	1,822	2,023	7,608	2,189	7,439
% of revenue	51.5%	51.5%	55.1%	55.7%	53.5%	56.5%	55.0%	55.5%	52.8%	54.8%	57.2%	56.9%

GROSS MARGIN
Products	951	1,088	897	1,014	3,950	836	1,032	912	1,180	3,960	1,038	3,544
% of product revenue	48.0%	48.4%	44.8%	42.5%	45.8%	42.7%	45.7%	44.3%	47.4%	45.1%	41.1%	42.3%

Services gross margin	610	665	571	659	2,505	552	572	549	632	2,305	601	2,085
% of service revenue	49.2%	48.7%	45.2%	47.3%	47.6%	44.9%	43.8%	44.9%	47.1%	45.2%	46.1%	44.4%

TOTAL GROSS MARGIN	1,561	1,753	1,468	1,673	6,455	1,388	1,604	1,461	1,812	6,265	1,639	5,629
% of revenue	48.5%	48.5%	44.9%	44.3%	46.5%	43.5%	45.0%	44.5%	47.2%	45.2%	42.8%	43.1%

R&D	446	463	457	468	1,834	473	507	514	514	2,008	543	2,046
% of revenue	13.9%	12.8%	14.0%	12.4%	13.2%	14.8%	14.2%	15.7%	13.4%	14.5%	14.2%	15.7%
PURCHASED IN PROCESS R&D	—	1	24	6	31	—	—	—	—	—	—	60
% of revenue	0.0%	0.0%	0.7%	0.2%	0.2%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.5%
SG&A	939	995	989	1,032	3,955	958	978	957	958	3,851	1,135	4,039
% of revenue	29.2%	27.5%	30.3%	27.3%	28.5%	30.0%	27.4%	29.2%	25.0%	27.8%	29.6%	30.9%
RESTRUCTURING CHARGES	113	32	14	104	263	21	26	35	15	97	226	284
% of revenue	3.5%	0.9%	0.4%	2.8%	1.9%	0.7%	0.7%	1.1%	0.4%	0.7%	5.9%	2.2%
IMPAIRMENT EXPENSE	—	—	—	—	—	—	—	—	—	—	70	70
% of revenue	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	1.8%	0.5%

TOTAL OPERATING EXPENSES	1,498	1,491	1,484	1,610	6,083	1,452	1,511	1,506	1,487	5,956	1,974	6,499
% of revenue	46.5%	41.2%	45.4%	42.6%	43.8%	45.5%	42.4%	45.9%	38.8%	42.9%	51.6%	49.7%

OPERATING INCOME (LOSS)	63	262	(16)	63	372	(64)	93	(45)	325	309	(335)	(870)
Operating margin	2.0%	7.2%	-0.5%	1.7%	2.7%	-2.0%	2.6%	-1.4%	8.5%	2.2%	-8.8%	-6.7%

Interest and other income, net	58	53	34	16	161	42	63	50	59	214	19	114
Gain (loss) on equity investments, net	22	—	—	10	32	—	—	5	1	6	(4)	27
Settlement income	—	—	—	45	45	—	—	54	—	54	54	54
PRETAX INCOME (LOSS)	143	315	18	134	610	(22)	156	64	385	583	(266)	(675)
Pretax income (loss) margin	4.4%	8.7%	0.6%	3.5%	4.4%	-0.7%	4.4%	1.9%	10.0%	4.2%	-6.9%	-5.2%

INCOME TAX PROVISION (BENEFIT)	54	55	52	46	207	34	23	(3)	56	110	35	189

NET INCOME (LOSS) (Reported)	89	260	(34)	88	403	(56)	133	67	329	473	(301)	(864)
Growth vs. prior year (%)	258.9%	95.5%	-150.7%	-73.3%	-14.8%	54.5%	159.6%	130.9%	209.3%	154.7%	-702.0%	-433.3%
Growth vs. prior quarter (%)	-72.9%	192.1%	-113.1%	358.8%		81.4%	337.5%	-49.6%	391.0%		-38.7%
Net income (loss) margin	2.8%	7.2%	-1.0%	2.3%	2.9%	-1.8%	3.7%	2.0%	8.6%	3.4%	-7.9%	-6.6%

EPS (Diluted) (Reported)(1)	0.10	0.31	(0.04)	0.11	0.49	(0.06)	0.15	0.07	0.36	0.52	(0.35)	(1.01)
Growth vs. prior year (%)	266.7%	106.7%	-157.1%	-69.4%	-5.8%	57.1%	157.7%	128.0%	202.9%	151.5%	-683.3%	-431.6%
Growth vs. prior quarter (%)	-72.2%	210.0%	-112.9%	375.0%		82.9%	350.0%	-53.3%	414.3%		-40.0%

SHARES (CSE)(Basic)(1)	866	806	785	772	809	874	881	887	889	883	869	859

SHARES (CSE)(Diluted)(1)	884	826	785	776	822	874	907	915	908	902	869	859

OUTSTANDING SHARES(1)	824	792	782	751	751	878	885	889	884	884	876	876

(1)	Basic, diluted and outstanding shares have been retroactively restated to reflect the one-for-four reverse stock split effective November 12, 2007. Accordingly, basic and diluted EPS has also been retroactively restated to reflect the reverse stock split.

	FY 2008					FY 2007					FY 2006
(in millions)	Q1	Q2	Q3	Q4	FY08	Q1	Q2	Q3	Q4	FY07	Q4	FY06
REVENUE BY GEOGRAPHY(3)
UNITED STATES ($M)	1,303	1,302	1,159	1,434	5,198	1,361	1,415	1,283	1,582	5,641	1,610	5,535
Growth vs. prior year (%)	-4.3%	-8.0%	-9.7%	-9.4%	-7.9%	16.5%	1.1%	-5.5%	-1.7%	1.9%	37.0%	26.0%
Growth vs. prior quarter (%)	-17.6%	-0.1%	-11.0%	23.7%		-15.5%	4.0%	-9.3%	23.3%		18.6%
INTERNATIONAL AMERICAS ($M)	204	286	225	287	1,002	197	230	195	241	863	242	755
Growth vs. prior year (%)	3.6%	24.3%	15.4%	19.1%	16.1%	42.8%	21.1%	5.4%	-0.4%	14.3%	41.5%	28.0%
Growth vs. prior quarter (%)	-15.4%	40.2%	-21.3%	27.6%		-18.6%	16.8%	-15.2%	23.6%		30.8%
EMEA ($M)	1,161	1,406	1,264	1,416	5,247	1,109	1,311	1,212	1,367	4,999	1,341	4,646
Growth vs. prior year (%)	4.7%	7.2%	4.3%	3.6%	5.0%	14.8%	7.1%	8.7%	1.9%	7.6%	18.4%	11.9%
Growth vs. prior quarter (%)	-15.1%	21.1%	-10.1%	12.0%		-17.3%	18.2%	-7.6%	12.8%		20.3%
APAC ($M)	551	621	618	643	2,433	522	610	593	645	2,370	635	2,132
Growth vs. prior year (%)	5.6%	1.8%	4.2%	-0.3%	2.7%	15.0%	16.6%	14.0%	1.6%	11.2%	28.3%	10.1%
Growth vs. prior quarter (%)	-14.6%	12.7%	-0.5%	4.0%		-17.8%	16.9%	-2.8%	8.8%		22.1%
% of Total Revenue
UNITED STATES (%)	40.5%	36.0%	35.5%	37.9%	37.4%	42.7%	39.7%	39.1%	41.3%	40.7%	42.1%	42.4%
INTERNATIONAL AMERICAS ($M)	6.3%	7.9%	6.9%	7.6%	7.2%	6.2%	6.4%	5.9%	6.3%	6.2%	6.3%	5.8%
EMEA (%)	36.1%	38.9%	38.7%	37.5%	37.8%	34.7%	36.8%	36.9%	35.6%	36.0%	35.0%	35.5%
APAC (%)	17.1%	17.2%	18.9%	17.0%	17.6%	16.4%	17.1%	18.1%	16.8%	17.1%	16.6%	16.3%

PRODUCTS AND SERVICES REVENUE
COMPUTER SYSTEMS PRODUCTS ($M)	1,475	1,594	1,473	1,722	6,264	1,468	1,634	1,500	1,853	6,455	1,811	5,997
Growth vs. prior year (%)	0.5%	-2.4%	-1.8%	-7.1%	-3.0%	15.2%	13.6%	1.8%	2.3%	7.6%	14.9%	2.9%
Growth vs. prior quarter (%)	-20.4%	8.1%	-7.6%	16.9%		-18.9%	11.3%	-8.2%	23.5%		22.9%
STORAGE PRODUCTS ($M)	505	655	530	664	2,354	491	626	560	639	2,316	713	2,374
Growth vs. prior year (%)	2.9%	4.6%	-5.4%	3.9%	1.6%	14.2%	-6.6%	-0.2%	-10.4%	-2.4%	103.1%	82.6%
Growth vs. prior quarter (%)	-21.0%	29.7%	-19.1%	25.3%		-31.1%	27.5%	-10.5%	14.1%		27.1%
SUPPORT SERVICES ($M)	979	1,041	961	1,042	4,023	987	1,001	950	1,024	3,962	986	3,678
Growth vs. prior year (%)	-0.8%	4.0%	1.2%	1.8%	1.5%	18.2%	5.0%	5.1%	3.9%	7.7%	26.7%	21.3%
Growth vs. prior quarter (%)	-4.4%	6.3%	-7.7%	8.4%		0.1%	1.4%	-5.1%	7.8%		9.1%
PROFESSIONAL SERVICES & EDUCATIONAL SERVICES ($M)	260	325	302	352	1,239	243	305	273	319	1,140	318	1,019
Growth vs. prior year (%)	7.0%	6.6%	10.6%	10.3%	8.7%	29.9%	10.5%	14.7%	0.3%	11.9%	18.2%	11.6%
Growth vs. prior quarter (%)	-18.5%	25.0%	-7.1%	16.6%		-23.6%	25.5%	-10.5%	16.8%		33.6%

NET BOOKINGS ($M) (2)	3,149	3,868	3,180	3,767	13,964	3,036	3,603	3,238	3,909	13,786	3,376	11,487
Growth vs. prior year (%)	3.7%	7.4%	-1.8%	-3.6%	1.3%	25.8%	19.4%	20.8%	15.8%	20.0%	9.7%	4.0%
Growth vs. prior quarter (%)	-19.4%	22.8%	-17.8%	18.5%		-10.1%	18.7%	-10.1%	20.7%		26.0%
BOOK TO BILL RATIO	0.98	1.07	0.97	1.00		0.95	1.01	0.99	1.02		1.04
PRODUCT BACKLOG ($M) (1), (2)	980	1,233	1,149	1,136		994	1,021	975	1,051		1,099
SERVICES BACKLOG ($M) (4)	951	772	754	783		875	729	820	879		752
TOTAL BACKLOG ($M)	1,931	2,005	1,903	1,919		1,869	1,750	1,795	1,930		1,851
DEFERRED REVENUES
PRODUCTS DEFERRED REVENUES ($M)	564	793	740	876		486	538	577	603		602
Growth vs. prior year (%)	16.0%	47.4%	28.2%	45.3%		11.0%	7.6%	14.9%	0.2%		11.7%
Growth vs. prior quarter (%)	-6.5%	40.6%	-6.7%	18.4%		-19.3%	10.7%	7.2%	4.5%		19.9%
SERVICES DEFERRED REVENUES ($M)	1,977	1,896	1,866	2,043		1,746	1,630	1,881	2,103		1,873
Growth vs. prior year (%)	13.2%	16.3%	-0.8%	-2.9%		9.4%	9.3%	15.5%	12.3%		13.3%
Growth vs. prior quarter (%)	-6.0%	-4.1%	-1.6%	9.5%		-6.8%	-6.6%	15.4%	11.8%		15.0%
TOTAL DEFERRED REVENUES ($M)	2,541	2,689	2,606	2,919		2,232	2,168	2,458	2,706		2,475
Growth vs. prior year (%)	13.8%	24.0%	6.0%	7.9%		9.7%	8.9%	15.3%	9.3%		12.9%
Growth vs. prior quarter (%)	-6.1%	5.8%	-3.1%	12.0%		-9.8%	-2.9%	13.4%	10.1%		16.1%

(1)	Our product backlog includes orders for which customer-requested delivery is scheduled within six months and orders that have been specified by the customers for which products have been shipped but revenue has been deferred.
(2)	The numbers presented prior to Q1 fiscal 2007 did not contain StorageTek information and should not be viewed as comparable.
(3)	Geographic revenue reported for FY06, Q1FY07 and Q2FY07 has been adjusted to reflect a correction in intercompany revenue to properly report country of origin.
(4)	The Services backlog number presented in Q4FY07 has been adjusted to reflect a correction.

BALANCE SHEETS(2) (3) (4)	FY 2008					FY 2007					FY 2006
(in millions)	Q1	Q2	Q3	Q4		Q1	Q2	Q3	Q4		Q4
CASH & ST INVESTMENTS	3,819	3,433	3,027	2,701		3,971	3,456	4,114	4,582		4,065
ACCOUNTS RECEIVABLE, NET	2,203	2,789	2,405	3,019		2,036	2,331	2,458	2,964		2,702
RAW MATERIALS	130	152	159	154		119	126	106	125		68
WORK IN PROCESS	110	96	99	90		92	106	101	95		97
FINISHED GOODS	331	383	477	436		373	373	360	304		375

TOTAL INVENTORIES	571	631	735	680		584	605	567	524		540
OTHER CURRENT ASSETS	1,297	1,306	1,329	1,590		1,153	1,158	1,221	1,258		1,153

TOTAL CURRENT ASSETS	7,890	8,159	7,496	7,990		7,744	7,550	8,360	9,328		8,460
PP&E, NET	1,556	1,569	1,584	1,611		1,583	1,579	1,586	1,533		1,812
GOODWILL	2,466	2,496	3,288	3,215		2,566	2,571	2,571	2,514		2,610
LT MARKETABLE DEBT SECURITIES	1,374	1,244	774	609		700	1,381	1,372	1,360		783
OTHER NON-CURRENT ASSETS, NET	1,072	1,011	1,120	1,043		1,301	1,221	1,161	1,103		1,417

TOTAL ASSETS	14,358	14,479	14,262	14,468		13,894	14,302	15,050	15,838		15,082

ACCOUNTS PAYABLE	1,140	1,312	1,306	1,387		1,263	1,296	1,187	1,381		1,446
ACCRUED LIABILITIES & OTHER	1,943	2,074	2,056	2,045		2,020	2,092	1,979	2,023		2,750
DEFERRED REVENUES	1,911	2,049	1,979	2,236		1,674	1,601	1,869	2,047		1,969

TOTAL CURRENT LIABILITIES	4,994	5,435	5,341	5,668		4,957	4,989	5,035	5,451		6,165
LT DEBT	1,270	1,273	1,275	1,265		582	579	1,270	1,264		575
LT DEFERRED REVENUES	630	640	627	683		558	567	589	659		506
OTHER NON-CURRENT OBLIGATIONS	1,271	1,259	1,229	1,264		1,388	1,396	1,264	1,285		1,492
STOCKHOLDERS’ EQUITY	6,193	5,872	5,790	5,588		6,409	6,771	6,892	7,179		6,344

TOTAL LIABILITIES & SE	14,358	14,479	14,262	14,468		13,894	14,302	15,050	15,838		15,082

CASH FLOW(2)	Q1	Q2	Q3	Q4	FY08	Q1	Q2	Q3	Q4	FY07	Q4	FY06
OPERATING ACTIVITIES	574	336	329	90	1,329	123	129	142	564	958	390	567
INVESTING ACTIVITIES	(211)	(199)	113	231	(66)	143	(1,013)	(110)	(97)	(1,077)	1,366	652
FINANCING ACTIVITIES	(1,231)	(675)	(293)	(412)	(2,611)	(473)	135	647	(139)	170	172	299

KEY METRICS	Q1	Q2	Q3	Q4		Q1	Q2	Q3	Q4		Q4
DAYS SALES OUTSTANDING (DSO)	62	69	66	72		57	59	67	70		64
DAYS OF SUPPLY ON HAND (DOS)	31	30	37	29		29	28	28	23		22
DAYS PAYABLES OUTSTANDING (DPO)	(62)	(63)	(65)	(59)		(63)	(59)	(59)	(61)		(59)
CASH CONVERSION CYCLE (CCC)	31	36	38	42		23	28	36	32		27
L-T DEBT/EQUITY (%)	20.5%	21.7%	22.0%	22.6%		9.1%	8.6%	18.4%	17.6%		9.1%
INVENTORY TURNS-PRODUCT ONLY (hist.)	8.2	7.5	7.1	7.8		8.8	8.6	8.7	9.0		9.9
ROE (12 mo. avg.)(%)	9.1%	11.4%	10.3%	6.9%		-12.4%	-6.8%	-2.4%	6.9%		-13.4%
ROA (12 mo. avg.)(%)	4.2%	5.0%	4.4%	2.8%		-5.5%	-3.1%	-1.1%	3.2%		-5.9%
ROIC (12 mo. avg.)(%)	8.1%	11.8%	10.7%	4.0%		-24.9%	-16.9%	-11.6%	5.2%		-26.2%
DEPREC. & AMORT. ($M)	193	196	189	208		204	214	209	203		224
CAPITAL INVESTMENTS, NET ($M)(1)	127	108	62	144		(160)	81	152	(36)		122
NUMBER OF EMPLOYEES	33,904	33,350	34,440	34,909		36,250	34,667	34,494	34,219		38,061
REVENUE PER EMPLOYEE (12 mo. Avg.) ($K)	405	410	410	406		357	374	387	397		340

(1)	Included in the Q1 fiscal 2007 capital investments, net, are the cash proceeds of approximately $214 million from the sale of our Newark, California facility.
(2)	Certain numbers presented in the Q1-Q3 fiscal 2007 and all periods in fiscal 2006 balance sheets and statements of cash flow have been reclassified from other non-current assets to other current assets and investing activities to operating activities, respectively, to reflect a change in associated classification.
(3)	Certain numbers presented in the fiscal 2007 balance sheets have been reclassified from accounts payable to accrued liabilities and other.
(4)	Certain numbers presented in the fiscal 2007, fiscal 2006 and first quarter of fiscal 2008 balance sheets have been reclassified from deferred revenues to accrued liabilities and other.

SUN MICROSYSTEMS, INC.

OPERATIONS ANALYSIS – CONSOLIDATED (UNAUDITED)

CALCULATION OF NON-GAAP NET INCOME (LOSS)	FY 2008					FY 2007					FY 2006
(in millions except per share amounts)	Q1	Q2	Q3	Q4	FY08	Q1	Q2	Q3	Q4	FY07	Q4	FY06
GAAP net income (loss)	89	260	(34)	88	403	(56)	133	67	329	473	(301)	(864)
Non-GAAP adjustments:
Purchased in-process research and development	—	1	24	6	31	—	—	—	—	—	—	60
Amortization of acquisition related intangibles	74	74	76	86	310	81	80	78	74	313	89	331
Stock-based compensation	48	52	57	57	214	58	58	50	48	214	63	225
Restructuring and related impairment of long-lived assets	113	32	14	104	263	21	26	35	15	97	296	354
(Gain) loss on equity investments, net	(22)	—	—	(10)	(32)	—	—	(5)	(1)	(6)	4	(27)
Settlement income	—	—	—	(45)	(45)	—	—	(54)	—	(54)	(54)	(54)
Tax effect of non-GAAP adjustments	(17)	(10)	(5)	(11)	(43)	(10)	(7)	(10)	(7)	(34)	(17)	(45)

Non-GAAP net income (loss)	285	409	132	275	1,101	94	290	161	458	1,003	80	(20)

Diluted non-GAAP net income (loss) per share	0.32	0.50	0.17	0.35	1.34	0.11	0.32	0.18	0.50	1.11	0.09	(0.02)

Growth vs. prior year (%)	190.9%	56.3%	-5.6%	-30.0%	20.7%	266.7%	500.0%	357.1%	455.6%	-3800.0%	-47.1%	-120.0%
Growth vs. prior quarter (%)	-36.0%	56.3%	-66.0%	105.9%		22.2%	190.9%	-43.8%	177.8%		228.6%

This operations analysis contains non-GAAP financial measures. Sun utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing its overall business performance, for making operating decisions and for forecasting and planning future periods. The non-GAAP financial measures Sun uses include non-GAAP net income and diluted non-GAAP net income per share. Non-GAAP net income is defined as net income excluding purchased in-process research and development, amortization of acquisition related intangibles, stock-based compensation, restructuring and related impairment of long-lived assets, gain or loss on equity investments, net, settlement income and the tax effect of these non-GAAP adjustments. These measures are used by some investors when assessing the performance of Sun. Sun believes the assessment of its operations excluding these items is relevant to the assessment of internal operations and comparisons to industry performance.

Reasons for Presenting Non-GAAP Measures. Sun believes these non-GAAP measures help illustrate Sun’s baseline performance before gains, losses or charges that are considered by Sun to be outside of on-going operating results. Accordingly, Sun uses these non-GAAP measures to gain a better understanding of Sun’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Sun believes these non-GAAP measures, when read in conjunction with Sun’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of Sun’s on-going operating results;

•	the ability to better identify trends in Sun’s underlying business and perform related trend analysis;

•	a better understanding of how management plans and measures Sun’s underlying business; and

•	an easier way to compare Sun’s most recent results of operations against investor and analyst financial models.

Items Excluded From Non-GAAP Measures. As described above, the calculation of non-GAAP net income excludes items in the following categories:

Purchased In-Process Research and Development and Amortization of Acquisition Related Intangibles. Sun excludes purchased in-process research and development and amortization of intangible assets resulting from acquisitions to allow more accurate comparisons of its financial results to its historical operations, forward-looking guidance and the financial results of peer companies. In recent years, Sun has completed the acquisitions of MySQL and StorageTek and the acquisition of other assets and technologies, which resulted in operating expenses that would not otherwise have been incurred. Sun believes that providing a non-GAAP financial measure that excludes purchased in-process research and development and the amortization of acquisition related intangible assets provides the users of its financial statements an enhanced understanding of historic and future financial results and facilitates comparisons to peer companies. Additionally, with respect to the amortization of acquisition related intangible assets, had Sun internally developed these intangible assets, the amortization of such intangible assets would have been expensed historically, and Sun believes the assessment of its operations excluding these costs is relevant to the assessment of internal operations and comparisons to industry performance. Amortization of acquisition related intangibles will recur in future periods. Although purchased in-process research and development expenses are not recurring with respect to past acquisitions, Sun will incur these expenses in connection with any future acquisitions.

Stock-Based Compensation. Stock-based compensation is a key incentive offered to Sun’s employees, and Sun believes such compensation contributed to the revenues earned during the periods presented and also believes it will contribute to the generation of future period revenues. Nevertheless, Sun believes that the exclusion of non-cash stock-based compensation allows management and investors to compare Sun’s recurring core business operating results over multiple periods. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use to account for stock-based compensation under FAS 123R, Sun’s management believes that providing a non-GAAP financial measure that excludes stock-based compensation allows investors to make meaningful comparisons between Sun’s recurring core business operating results and those of other companies, as well as providing Sun’s management with an important tool for financial and operational decision making and for evaluating Sun’s own recurring core business operating results over different periods of time. In addition, Sun prepares and maintains its budgets and forecasts for future periods excluding stock-based compensation. Stock-based compensation expenses will recur in future periods.

Restructuring and Related Impairment of Long-Lived Assets, Gain or Loss on Equity Investments, Net, Settlement Income and Tax Effect of Non-GAAP Adjustments. Sun excludes these items because management believes that they are not directly related to the underlying performance of Sun’s core business operations. Each of these items are expected to recur in future periods.

Limitations. Each of the non-GAAP financial measures described above, and used in this operations analysis and the related conference call, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in Sun’s financial results for the foreseeable future. In addition, other companies, including other companies in Sun’s industry, may calculate non-GAAP financial measures differently than Sun does, limiting their usefulness as a comparative tool. Sun compensates for these limitations by providing specific information in the reconciliation included in this operations analysis regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, Sun evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.